For Immediate Release
--------------------------------------------------------------------------------

Contact:
Mark L. Weinstein
President & Chief Executive Officer
Tel: (267) 757-1360


BIO-IMAGING TECHNOLOGIES, INC. ACQUIRES QUINTILES' INTELLIGENT IMAGING BUSINESS

Newtown, Pa., (October 29, 2001)-- Bio-Imaging Technologies, Inc. (OTC BB: BITI) announced today that they have purchased the Intelligent Imaging business of Quintiles Transnational Corp. (Nasdaq: QTRN). Intelligent Imaging specializes in providing digital medical imaging services for clinical trials and the health care industry.

Financial terms were not disclosed. All of Quintiles' Intelligent Imaging employees became employees of Bio-Imaging as part of this transaction.

In  commenting  on the  acquisition,  Mark L.  Weinstein,  president  and  chief executive officer of Bio-Imaging said, "We are very excited about the Intelligent Imaging personnel becoming part of Bio-Imaging. This combination brings together the two most experienced companies in providing medical image management for pharmaceutical clinical trials. Over the last three years the revenues of Bio-Imaging have grown by approximately 100%. The experienced personnel from Intelligent Imaging will be a key component in maintaining the high level of service as we grow our business

Mr. Weinstein added, "As an independent central imaging lab, Bio-Imaging works with the worlds leading pharmaceutical, biotechnology and medical device companies. Over the past two years, the company strategy has been to provide additional growth through relationships with contract research organizations
(CROs), to partner with them on issues involved with utilizing imaging core labs and to provide service to their customers..

Joseph J. Colatuno, President, Clinical Development Services, Quintiles Americas, said: "Following a thorough assessment of the imaging business and the needs of our customers, we believe the combined resources of Intelligent Imaging and Bio-Imaging will provide customers with access to even stronger medical imaging capabilities by providing additional service depth and breadth on a global basis. Bio-Imaging has a great reputation in the marketplace, and we are pleased that Quintiles' imaging expertise will be combined with a high quality, dedicated provider of imaging services."



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Intelligent  Imaging's services include image data management,  data translation and digitization for submission of medical image data to the U.S. Food and Drug Administration and clinical sponsors using proprietary interactive software. The business unit's technology supports a wide variety of medical information, X-rays, magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, PET, ultrasound scans, and photographs.

Bio-Imaging Technologies, Inc. is a pharmaceutical contract service organization providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company has specialized in assisting its clients in the design and management of the medical-imaging component of clinical trials since 1990. In 2000, Bio-Imaging announced the formation of a new division, Bio-Imaging, ETC., to address the education, training and certification needs of medical-imaging facilities, personnel and equipment. Bio-Imaging serves its clients on a global basis through its Corporate headquarters (Newtown, PA), U.S. Business Offices (New Jersey, Massachusetts, California and Washington) and its European office (Leiden, The Netherlands).

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, integrating the Intelligent Imaging business into the operations of the Company, fluctuations in quarterly results, the timing of projects due to the variability in size, scope and duration of projects, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.